AMENDMENT NUMBER ONE

                                       to

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Amendment Number One to Employment Agreement is made and entered into on April 12, 2000, by and between Fairfield Communities, Inc., a Delaware corporation (the "Company"), and James G. Berk ("Executive").

     1.  Recitals.  The  Company  and  Executive  entered  into  the  Employment
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Agreement (the "Employment  Agreement") executed on August 31, 1999. The Company and Executive desire to amend the Employment Agreement to modify the definition of "Change in Control" and certain related provisions, subject to the terms and limitations provided below.

     2. Definitions. Terms used herein with initial capitalization which are not
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herein defined but which are defined in the Employment  Agreement shall have the meanings attributed to such terms in the Employment Agreement.

     3. Amendments.  Section 6.c. of the Employment  Agreement is hereby amended
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by deleting such Section in its entirety and substituting the following:

          "c.  Change in  Control.  For  purposes  of this  Agreement,  the term
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     "Change in Control" shall mean the happening of any of the following:

               (i) During any period of 24 consecutive months, ending after the date hereof:

                    (A) individuals who were directors of the Company at the beginning of such 24-month period, and

                    (B) any new director whose election or nomination for election by the Board of Directors was approved by a vote of the greater of (1) at least two-thirds (2/3), or (2) four affirmative votes, in each case, of the directors then still in office who were either directors at the beginning of such 24-month period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of the Company;

                    (ii) Any  person or entity  (other  than the  Company or its
               Subsidiary employee benefit plan or plans or any trustee of or fiduciary with respect to such plan or plans when acting in such capacity), or any group acting in concert, shall beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power represented by the then outstanding securities of the Company entitled to vote generally in the election of directors ("Voting Securities");

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                    (iii)   Upon  a  merger,   combination,   consolidation   or
               reorganization of the Company, other than a merger, combination, consolidation or reorganization which would result in (A) the
               Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such transaction and (B) at least such 50% of voting power continuing to be held in the aggregate
               by  the  holders  of  the  Voting   Securities   of  the  Company
               immediately prior to such transaction (conditions (A) and (B) are referred to as the "Continuance Conditions"); or

                    (iv) All or  substantially  all of the assets of the Company are sold or otherwise disposed of, whether in one transaction or a series of transactions, unless the Continuance Conditions shall have been satisfied with respect to the purchaser of such assets and such purchaser assumes the Company's obligations under this Agreement."

         Section 8(m) of the Employment Agreement is hereby amended by deleting such Section in its entirety and substituting the following:

                    "(m)  Limitation on Payments to  Executive.  Notwithstanding
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               any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement would be an "Excess Parachute Payment", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any
               applicable   federal,   state  and  local  income   taxes).   The
               determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by Executive or the Company,
               by  the  Company's   independent   accountants.   The  fact  that
               Executive's right to payments or benefits may be reduced by reason of the limitations contained in this paragraph shall not of itself limit or otherwise affect any other rights of Executive other than pursuant to this Agreement. In the event that any payment or benefit intended to be provided under this Agreement
               or  otherwise  is  required  to  be  reduced   pursuant  to  this
               paragraph, Executive shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this
               paragraph.   The  Company  shall  provide   Executive   with  all
               information reasonably requested by Executive to permit Executive to make such

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               designation.  In the  event  that  Executive  fails to make  such designation within 10 business days following the date of an occurrence of a "Change in Control", the Company may effect such reduction in any manner it deems appropriate."

               4.  Miscellaneous.  Except  as  hereby  amended,  the  Employment
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     Agreement  shall  remain in full force and effect  and the  parties  hereby ratify and reaffirm the provisions thereof, as hereby amended.

         IN WITNESS WHEREOF, the Company and Executive have executed this Amendment, effective on the date set forth above.

                                       FAIRFIELD COMMUNITIES, INC.

                                       By: /s/  Bryan D. Langton
                                           ---------------------------
                                                Bryan D. Langton
                                                Chairman

                                       EXECUTIVE:

                                          /s/      James G. Berk
                                          ----------------------------
                                                   James G. Berk, Individually